Exhibit 21
BOK FINANCIAL CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Banking Subsidiaries
BOKF, National Association (1)
Missouri Bank and Trust Company of Kansas City (2)

Other subsidiaries of BOK Financial Corporation
BOK Capital Service Corporation
BOKC Real Estate Corporation (8)
BOKF Capital Corporation
BOKF-CC (Aimbridge), LLC
BOKF-CC (FSE), LLC
BOKF-CC (Collision Works), LLC
BOKF-CS (Global Holdings), LLC
BOKF-CC (Heartland), LLC
BOKF-CS (Newco Valves), LLC
BOKF-CC (O2 Concepts), LLC
BOKF-CC (QAA), LLC (4)
BOKF Equity, LLC
BOKF Private Equity Limited Partnership
BOKF Private Equity Limited Partnership II
BOK Financial Securities, Inc.
Cavanal Hill Distributors, Inc.
Heartland Food Products, LLC (8)
HFP II, LLC
Lakeland Operating Company, LLC (7)
The Milestone Group, Inc. (6)
Quality Aircraft Accessories Holding Corporation (4)
Quality Aircraft Accessories, Inc. (4)

Subsidiaries of BOKF, National Association (1)
4525-4527 Fairway, LLC
Affiliated BancServices, Inc.
Affiliated Financial Holding Co.
Affiliated Financial Insurance Agency, Inc.
BancOklahoma Agri-Service Corporation
BancOklahoma Mortgage Corporation
BOK Delaware, Inc. (4)
BOK Financial Asset Management, Inc. (3)
BOK Financial Equipment Finance, Inc.
BOK Funding Trust (4)
BOKFCDF Fund I, LLC
BOKF Community Development Fund, LLC
BOKF Community Development Corporation
BOKF Petro Holding, LLC

BOKF Special Assets I, LLC
BOSC Agency, Inc. (Oklahoma)
BOSC Agency, Inc. (New Mexico) (5)
BOSC Agency, Inc.. (Texas) (3)
Calicotte Ranch HOA, LLC
Cavanal Hill Investment Management, Inc.
Cottonwood Valley Ventures, Inc.

CVV Management, Inc.
CVV Partnership, an Oklahoma General Partnership
Oklahoma New Markets Fund I, LLC
Oklahoma New Markets Fund II, LLC
Oklahoma New Markets Fund III, LLC
Oklahoma New Markets Fund IV, LLC
Pacesetter Leasing Company

Subsidiaries of Missouri Bank and Trust Company of Kansas City (2)
Ottawa Land Partners, LLC

All Subsidiaries listed above were incorporated in Oklahoma, except as noted.

(1)	Chartered by the United States Government

(2)	Chartered by the State of Missouri

(3)	Incorporated in Texas

(4)	Incorporated in Delaware

(5)	Incorporated in New Mexico

(6)	Incorporated in Colorado

(7)	Incorporated in California

(8)	Incorporated in Kansas